UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3 , 2011

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2011, CNB Financial Corporation (the “Corporation”) and Mr. Charles R. Guarino mutually agreed to conclude Mr. Guarino’s employment as Treasurer and Principal Financial Officer of the Corporation and Vice President and Chief Financial Officer of CNB Bank.

The Corporation has commenced a search for a new Chief Financial Officer. In the interim, on November 8, 2011, the Board of Directors of the Corporation appointed effective immediately, Brian W. Wingard, Assistant Vice President and Controller of the Corporation, to assume the responsibilities of Treasurer and Principal Financial Officer of the Corporation and Chief Financial Officer of CNB Bank.

Mr. Wingard, age 37, has served as Assistant Vice President and Controller of the Corporation since November 2007. Mr. Wingard previously worked as a certified public accountant in public practice with Parente Randolph, LLC, since 1998. Mr. Wingard’s existing compensation arrangements will not change in connection with his appointments.

There are no arrangements or understandings between Mr. Wingard and any other person pursuant to which Mr. Wingard was selected to serve as Treasurer and Principal Financial Officer of the Corporation or Chief Financial Officer of CNB Bank. There are no family relationships between Mr. Wingard and any director or executive officer of the Corporation or of CNB Bank. There has been no transaction nor are there any proposed transactions between the Corporation, CNB Bank and Mr. Wingard that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: November 8, 2011	By:	/s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
President and Chief Executive Officer